UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2025

dMY Squared Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-41519	88-0748933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYY.U	NYSE American
Class A common stock, par value $0.0001 per share	DMYY	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYY.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Form 12b-25 filed on August 15, 2025 by dMY Squared Technology Group, Inc., a Massachusetts corporation (the “Company”), the Company requires additional time to file its Quarterly Report on Form 10-Q as of and for the three and six months ended June 30, 2025 (the “Second Quarter 10-Q”) with the Securities and Exchange Commission (the “SEC”).

On August 20, 2025, the Company received a notice (the “Notice”) from the NYSE Regulation staff of the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with Section 1007 of the NYSE American Company Guide (the “Rule”) because it has not timely filed its Second Quarter 10-Q with the SEC. The Rule requires listed companies to timely file all required periodic financial reports with the SEC. The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance with the Rule, the Company’s securities will be subject to delisting from the NYSE American.

Under NYSE American listing standards, the Company has six months from the due date of the Second Quarter 10-Q, or until February 19, 2026, to file the Second Quarter 10-Q. If the Company fails to file the Second Quarter 10-Q by February 19, 2026, it can submit a request to the NYSE American to allow the Company’s securities to continue to trade on the NYSE American. If the NYSE American accepts the Company’s request, then the NYSE American may grant an additional six months, or until August 19, 2026, to file the Second Quarter 10-Q. However, there can be no assurance that the NYSE American will accept the Company’s request or that the Company will be able to regain compliance within any extension period granted by the NYSE American. The NYSE American may commence delisting procedures at any time during the period that is available to the Company to complete the filing, if circumstances warrant.

The Company is working diligently to complete its Second Quarter 10-Q. The Company intends to file the Second Quarter 10-Q as soon as practicable to regain compliance with the Rule.

Item 7.01 Regulation FD

On August 22, 2025, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto include “forward-looking statements”. Certain of these forward-looking statements can be identified by the use of words such as “intends”, “may”, “will” or other similar expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations expressed or implied by the forward-looking statements. Such factors include, but are not limited to: the preparation of the Company’s financial statements for the fiscal quarter ended June 30, 2025, and the risk that such preparation takes longer than anticipated; the Company’s ability to regain and maintain compliance with the requirements of the NYSE American; adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K or the exhibit hereto, or the initiation of new legal proceedings; and volatility of the Company’s stock price; as well as the business, financial, and accounting risks and the other important risk factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on April 3, 2025, and the Company’s other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 22, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY SQUARED TECHNOLOGY GROUP, INC.

	By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman

Dated: August 22, 2025

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